LEASE AGREEMENT
THIS LEASE AGREEMENT made and entered into Wells Hubbard Limited Partnership, an Illinois limited partnership ("Landlord") and Tiger Financial Management LLC, a Nevada limited liability company ("Tenant").
I.    Basic Terms
A.    Date of Lease:    September 18, 2015

Landlord's Address for Notices:
Landlord's Address For Rent Payments:
Tenant's Address for Notices:

Wells Hubbard Limited Partnership c/o Urban Innovations, Ltd
445 North Wells Street, Suite 200 Chicago, Illinois 60654
Wells Hubbard Limited Partnership c/o Urban Innovations, Ltd
445 North Wells Street, Suite 200 Chicago, Illinois 60654
Tiger Financial Management LLC
3527 N. Ridge Rd.
Wichita, KS 67205
Attn: Real Estate Department

and
200 West Hubbard Street, Suite 800 Chicago, Illinois 60654
D.    Property: The real property described in Exhibit A

Building:	1	The improvements situated on the Property and commonly known as 440 North Wells Street, Chicago, Illinois

60654
Premises: Those certain premises in the Building
as shown on Exhibit B and known as Suite 800 and the existing private lobby and elevator at 200 West Hubbard Street

G. Schedule of Base Rent: Period	Annual Base Rent	Monthly Base Rent
2/1/16 — 1/31/17	$427,142.00	$35,595.17
2/1/17 — 1/31/18	$433,423.50	$36,118.63
2/1/18 — 1/31/19	$439,705.00	$36,642.08
2/1/19— 1/31/20	$445,986.50	$37,165.54
2/1/20— 1/31/21	$452,268.00	$37,689.00
2/1/21 — 1/31/22	$458,549.50	$38,212.46
2/1/22 — 1/31/23	$464,831.00	$38,735.92
2/1/23 — 1/31/24	$471,112.50	$39,259.38
2/1/24 — 1/31/25	$477,394.00	$39,782.83
2/1/25 — 1/31/26	$483,675.50	$40,306.29

If the Commencement Date is not the first day of a calendar month, the date of each Base Rent increase will be extended until the first day of the month following the applicable anniversary of the Commencement Date.

H.Rentable Area of the Building:
I.Rentable Area of the Premises:
J.Tenant's Proportionate Share:
K.Base Year:
Commencement Date:
2

96,130 Square Feet
12,563 Square Feet
Thirteen and 07/100 percent (13.07%) (The percentage calculated by dividing the Rentable Area of the Premises by the Rentable Area of the Building).
2016
February 1, 2016

Term:
The period of time commencing on the Commencement Date and expiring 120 months after the Commencement Date (except that if the expiration date would not be the last day of a calendar month the Term shall extend until the last day of the calendar month), unless sooner terminated or extended as may be herein provided

N.    Security    Deposit:    $83,716.16
0.    Permitted Uses:    General office purposes
P.    Brokers:    CBRE and Urban Innovations, Ltd.
Attachments to Lease
    Exhibit A:    Legal Description
    Exhibit B:    Plan of Premises
    Exhibit C:    Work Letter
    Exhibit D:    Rules and Regulations
    Exhibit E:    Guaranty
H.    Premises and Term
A.In consideration of the obligation of Tenant to pay rent and the other terms, provisions, and covenants hereof, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises for the Term.
B.If this Lease is executed before the Premises become ready for occupancy, and Landlord cannot, using good faith efforts, deliver possession of the Premises by the Commencement Date, Landlord shall not be deemed to be in default, nor in any way liable to Tenant because of such failure. Notwithstanding anything to the contrary set forth in this Lease, the parties hereto hereby acknowledge and agree that each rent adjustment date and the expiration date of this Lease shall be delayed by the number of delayed days if the Commencement Date does not occur on the date set forth in Article I above. If Landlord fails to deliver the Premises to Tenant on or before May 31, 2016, and such failure is a result of delays within Landlord's reasonable control, Tenant may terminate this Lease by providing Landlord with written notice thereof by no later than June 14, 2016, in which case this Lease shall terminate and the parties shall have no further rights or obligations hereunder; provided, however, that the parties may agree, in writing, to extend such termination date to provide the Landlord the opportunity to complete Landlord's Work. Tenant agrees to accept possession of the Premises on the Commencement Date (as the same may be delayed in accordance with this Paragraph). Landlord hereby waives payment of rent (including such portion of the additional rent which is related to Tenant's use and occupancy of the Premises) covering any period prior to the Commencement Date.
C.Tenant acknowledges that no representations as to the repair of the Premises, nor promises to alter, remodel, or improve the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Except as provided in the Work Letter, the taking of possession by Tenant shall be deemed conclusively to establish that the Premises have been completed in " accordance with the plans and specifications and are in good and satisfactory condition as of when possession was so taken. Promptly following the Commencement Date, Tenant shall execute and deliver Landlord's standard form of letter of acceptance of delivery of the Premises.
HI.    Base Rent and Security Deposit
A.Tenant agrees to pay to Landlord in lawful money of the United States Base Rent for the entire Term at the rates set forth above per month, in advance, except that the monthly installment which otherwise shall be due on the Commencement Date, shall be due and payable on the date hereof. Thereafter one such monthly installment shall be due and payable without demand on or before the first day of each calendar month succeeding the Commencement Date; further provided, that the rental payment for any fractional calendar month at the commencement or termination of the Term shall be prorated.
B.In addition, Tenant agrees to deposit with Landlord on the date hereof the Security Deposit set forth above, which sum shall be held by Landlord, without obligation for interest, as security for the full, timely and faithful performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or by law, use such fund to the extent necessary to make good any arrears of rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by any event of Tenant's default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Landlord may also use such fund to the extent necessary to make good any amounts owing to Landlord as a result of Tenant's failure to leave the Premises in the condition required by this Lease at the termination of this Lease. Any remaining balance of such deposit shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all Tenant's obligations under this Lease have been fulfilled. Subject to the other terms and conditions contained in this Lease, if the Building is conveyed by Landlord, said deposit may be turned over to Landlord's grantee, and if so, Tenant hereby releases Landlord from any and all liability with respect to said deposit and its application or return.

C.    Provided no event of default shall then have occurred, the Security Deposit shall be reduced on the third anniversary of the Commencement Date to Seventy-Three Thousand Seven Hundred Sixteen and 16/100 Dollars ($73,716.16).
IV.    Taxes
A.Landlord agrees to pay all general and special taxes, assessments and governmental charges of any kind and nature whatsoever (collectively "Taxes") lawfully levied against the Property, the Building, and the grounds, parking areas, driveways and alleys around the Building. If for any real estate tax year applicable to the Term or any extension of such Term (on an accrual basis), Taxes levied for such tax year exceed the Taxes for the Base Year, Tenant shall pay to Landlord as additional rent upon demand at the time the bill for such tax year issues, Tenant's Proportionate Share of any such excess less any monthly payments paid by Tenant as provided below for such tax year. In addition, Tenant shall pay upon demand Tenant's Proportionate Share of any contingent fees, expenses and costs incurred by Landlord in protesting any assessments, levies or the tax rate, provided net savings realized by such protests are equal to or more than the fees and expenses incurred by Landlord for such protests. Any payment to be made pursuant to this Article IV with respect to the real estate tax year in which this Lease commences or terminates shall be prorated.
B.During December of each year or as soon thereafter as practicable, Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 4A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amount payable under Paragraph 4A will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.
C.Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the Taxes under Paragraph 4A and Tenant's share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, the difference shall be credited to the next Tax payment due from Tenant or, if the Term has expired, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant, Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.
D.If the Building is not fully occupied during all or a portion of any year and as a result of such lack of occupancy Taxes are reduced, Landlord may make an appropriate adjustment in Taxes for such year by adjusting those components of Taxes which vary with the occupancy level of the Building so that all of such Taxes are ratably allocated to the tenants then occupying space in the Building.

E.    If at any time during the Term, the present method of taxation shall be changed so that in lieu of or in addition to the whole or any part of any Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.
V.    Operating Costs
A.If for any calendar year falling partly or wholly within the Term, Operating Costs incurred by Landlord shall exceed the Operating Costs incurred by Landlord in the Base Year, Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of any such excess less any monthly payments paid by Tenant as provided below. Any payment to be made pursuant to this Article V with respect to the year in which this Lease commences or terminates shall be prorated.
B.As used in this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements (other than Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building or the Property or any improvements situated on the Property (including, without limitation, the cost of maintaining and repairing parking lots, parking structures, and easements, property management fees, salaries, fringe benefits and related costs for building staff, insurance costs of every kind and nature, heating and air conditioning costs, common area utility costs such as electricity, sewer and water charges, the cost of cleaning common areas, the cost of removing snow from common areas, and the cost of routine repairs, maintenance and decorating of common areas), except the following: (1) costs of alterations of tenants' premises; (2) costs of capital improvements; (3) depreciation; (4) interest and principal payments on mortgages, and other debt costs; (5) real estate brokers' leasing commissions or compensation; (6) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, and (7) cost of any service furnished to any other occupant of the Building which Landlord does not provide to Tenant. Notwithstanding anything contained herein to the contrary, the amount allowed annually as depreciation for federal income tax purposes with respect to (i) any capital improvements made after the date of this Lease which reduce Operating Costs, or (ii) which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Operating Costs. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Operating Costs. In the event Landlord elects to self insure, insure with a deductible in excess of $1,000 or obtain insurance coverage in which the premium fluctuates in proportion to losses incurred, then Landlord shall estimate the amount of premium that Landlord would have been required to pay to obtain insurance coverage (or insurance coverage without such provision) based on competitive market rates with a recognized carrier with an A.M. Best rating of not less than B+ and such estimated amount shall be deemed to be an Operating Cost. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost. Further, if certain services are supplied to some but not all tenants of the Building, Landlord may make appropriate adjustments so that the cost of such services are borne by those tenants receiving such services. If Landlord selects the accrual accounting method rather than the cash accounting method for Operating Costs purposes, Operating Costs shall be deemed to have been paid when such expenses have accrued.
C.In the event during all or any portion of any calendar year the Building is not fully rented and occupied, Landlord may elect to make an appropriate adjustment in occupancy related Operating Costs for such year, employing sound accounting and management principles, to determine Operating Costs that would have been paid or incurred by Landlord had the Building been fully rented and occupied and the amount so determined shall be deemed to have been Operating Costs for such year. In no event shall Landlord make a profit due to the "gross up" of Operating Costs as described in this Paragraph 5C.
D.During December of each year or as soon thereafter as practicable. Landlord shall give Tenant written notice of its estimate of the amount payable under Paragraph 5A for the ensuing calendar year. On or before the first day of each month thereafter, Tenant shall pay to Landlord as additional rent one-twelfth (1/12th) of such estimated amount, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the first day of the month after the month in which such notice is given. If at any time it appears to Landlord that the amount payable under Paragraph 5A for the then current calendar year will vary from its estimate by more than five percent (5%), Landlord may, by written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Tenant shall have no liability for increases in Controllable Operating Costs of more than five percent (5%) annually. "Controllable Operating Costs" shall mean only those items of Operating Costs where the cost or expense thereof shall be within the reasonable ability of Landlord to control (specifically excluded from Controllable Operating Costs, without limitation, are the costs and expenses of electricity, fuels and insurance and expenses of independent contractors who employ union employees). Such limitation on Controllable Operating Costs shall apply only to Controllable Operating Costs and not to other items of Operating Costs or Taxes and shall not limit or otherwise affect Tenant's obligations regarding the payment of any component of Rent other than the Controllable Operating Costs component of Tenant's Proportionate Share of Operating Costs.
E.Within ninety (90) days after the close of each calendar year or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement showing the Operating Costs actually incurred by Landlord under Paragraph 5A and Tenant's share thereof. If such statement shows an amount due from Tenant that is less than the estimated payments previously paid by Tenant, the difference shall be credited to the next Operating Cost payment due from Tenant or, if the Term has expired, it shall be accompanied by a refund of the excess to Tenant. If such statement shows an amount due from Tenant that is more than the estimated payments previously paid by Tenant,

Tenant shall pay the deficiency to Landlord, as additional rent, within thirty (30) days after delivery of the statement.
F.    Provided no event of default (as defined in Article XVII) then exists, after receiving an annual Operating Costs statement and giving Landlord thirty (30) days prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs for the period of time covered by such Operating Costs in accordance with the following provisions. If Tenant fails to object to the calculation of Operating Costs on an annual Operating Costs statement within sixty (60) days after the statement has been delivered to Tenant or if Tenant fails to conclude its audit or inspection within ninety (90) days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs for the year in question and the calculation of Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted where Landlord maintains its books and records, shall not unreasonably interfere with the conduct of Landlord's business, and shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection unless the total Operating Costs for the period in question is determined to be in error by more than five percent (5%) in the aggregate, in which case Landlord shall pay the audit cost, not to exceed the amount Tenant was overcharged for the period in question. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year; provided, however, that if Tenant discovers an error in the Operating Costs during its current year audit Tenant may review Operating Costs from the period that is the earlier of the prior three calendar years or Tenant's last audit to determine if the same error occurred previously. If such inspection or audit reveals that an error was made in the Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of such costs, or Tenant shall pay to Landlord any underpayment of such costs, as the case may be, within thirty (30) days after notification thereof. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection other than an independent firm of certified public accountants: (1) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee agreement to Landlord upon request), and (2) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential. Nothing in this section shall be construed to limit, suspend, or abate Tenant's obligation to pay Base Rent when due, including Tenant's Proportionate Share of Taxes and Operating Costs or any other charges due under this Lease as additional rent.
VI.    Electric Service
A.    To the extent Tenant is not billed directly by a public utility, Tenant shall pay, upon demand, as additional rent, for all electricity used by Tenant in the Premises, including, without limitation, for lighting, convenience outlets, heating and cooling systems and other direct uses. The charge shall be based upon metered use and shall be at the rates charged for such services by the local public authority or utility. Tenant shall furnish, at its own expense, all electric light bulbs, tubes and ballasts. Tenant will not without the written consent of Landlord use any apparatus or device in the Premises which will in any way increase its usage beyond the amount of electricity which Landlord determines to be reasonable for use of the Premises as general office space, nor connect with electric current (except through existing electrical outlets in the Premises) any apparatus or device for the purpose of using electric current. If Tenant shall require electric current in excess of that which is reasonably obtainable from existing electric outlets and normal for use of the Premises as general office space, then Tenant shall first procure the consent of Landlord (which consent will not be unreasonably withheld). Tenant shall pay all costs of installation of all facilities necessary to furnishing such excess capacity and for such increased electricity usage. Landlord represents and warrants that the Premises are currently separately metered.
B.Interruptions of any service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises or any part thereof or render Landlord liable for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease, except as provided in Paragraph 8(D).
C.Tenant shall have the right to receive 40 hours of after-hours air conditioning of Tenant's choosing each calendar year for no additional charge to Tenant. Thereafter, Tenant shall have the right to receive after-hours air conditioning by paying Landlord's then standard charge for after-hours air conditioning, which Landlord may increase from time to time in Landlord's reasonable discretion (which, for calendar year 2016, will be $28 per hour but available in no less than two-hour minimum increments and subject to increases based on Landlord's reasonable estimates). Tenant hereby acknowledges and agrees that Landlord has furnished two (2) new 20-ton air conditioning rooftop units that serve the Premises exclusively. Normal HVAC hours shall be 8:00 a.m. until 6:00 pm Mondays through Fridays and 8:00 a.m. until 1:00 p.m. Saturdays (Saturday hours shall be limited to cooling only from June 1st through September 30h1 each calendar year), except Sundays, New Year's Day, Easter, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas. Tenant shall be billed directly by ComEd (or such other utility company providing electricity to the Premises during the Term) for the electricity used by Tenant in connection with the HVAC (including the aforementioned rooftop units, fan-power and VAV boxes). The Building's boiler costs for heating shall be paid for by Landlord.
D.Landlord shall be responsible for the maintenance, repair and replacement of the HVAC Systems serving the Premises, except such repairs, maintenance or replacement necessitated by Tenant's negligence or misconduct.
VII. Alterations
A.    Landlord agrees to install the improvements described in Exhibit C. All other improvements to the Premises, including all cabling within the walls in the Premises or within Building common areas ("Alterations") shall be installed at the cost and expense of Tenant, but only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, and only by Landlord or by contractors and subcontractors on Landlord's list of approved contractors. All cabling required by Tenant within the walls in the

Premises or within Building common areas shall be installed by Landlord's approved contractors. In connection with any request for an approval of Alterations, Landlord may retain the services of an architect and/or engineer for the purpose of reviewing the plans and specifications submitted by Tenant and Tenant shall reimburse Landlord for the actual and reasonable fees of such architect and/or engineer. Tenant will also pay Landlord an amount equal to five percent (5%) of all the costs of such Alterations to reimburse Landlord for its inspection and supervision of the Alterations, which amount Landlord shall waive if Tenant utilizes Urban Innovations Ltd. as its general contractor for the Alterations. All Alterations shall be constructed in accordance with all governmental laws, ordinances, rules and regulations ("Laws") and Landlord's rules for contractors, including insurance requirements for contractors, and Tenant shall, prior to construction, provide such assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds, as Landlord shall require to assure payment of the costs thereof and to protect Landlord against any loss from any mechanics', laborers', materialmen's or other liens. At the time of completion of each Alteration, Tenant shall deliver to Landlord a set of final "as-built" plans. All Alterations shall be and remain the property of Tenant during the Term and Tenant shall, unless Landlord otherwise elects, remove all Alterations and restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises; provided, however, that, if at such time Landlord so elects, such of the Alterations as Landlord shall elect shall become the property of Landlord as of the date of termination of this Lease or upon earlier vacating of the Premises and title shall pass to Landlord under this Lease as by a bill of sale. All such removals and restoration shall be accomplished in a good workmanlike manner and in accordance with Landlord's standard move in/move out procedures by contractors approved in writing by Landlord (which approval shall not be unreasonably withheld) so as not to damage the Building, or the Alterations which Landlord has elected will remain in the Premises. In particular, if Landlord has elected that cabling will remain in the Premises, all furniture and partition removal must be done in accordance with Landlord's standard move in/move out procedures and in such manner as will not adversely affect the cabling.
B.    Landlord shall be responsible for any costs incurred in bringing the shell and core Building facilities into compliance with the Americans With Disabilities Act ("ADA"). If Tenant makes any Alterations to the Premises which affect ADA compliance, Tenant shall be responsible for any costs of compliance with the ADA resulting from such Alterations.
VIII. Services
A.    Landlord agrees to furnish Tenant, while occupying the Premises: water, hot and cold at those points of supply provided for general use of tenants; heated air in season at such times as Landlord normally furnishes these services to all tenants of the Building, and at such temperatures as are in accordance with any applicable statutes, rules or regulations and are considered by Landlord to be standard (such service at other times and on Saturdays, Sundays and holidays to be optional on the part of Landlord); such window washing as may from time to time in the Landlord's judgment be reasonably required; and operatorless passenger elevators, provided Landlord may reasonably limit the number of elevators to be in operation on Saturdays,

Sundays, and holidays (but in no event shall Landlord limit or restrict Tenant's access to the Premises); but any stoppage or interruption of these defined services, resulting from any cause, shall not render Landlord liable in any respect for damages to any person, property, or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but, subject to Section 8D below, Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Landlord hereby reserves the right to charge Tenant for any additional services requested by Tenant on such basis as Landlord, in its sole discretion, determines. Whenever heat generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning equipment, Landlord reserves the right to install supplementary air conditioning units in the Premises (or for the use of the Premises) and the expense of such purchase, installation, maintenance, and repair shall be paid by Tenant upon demand as additional rent.
B.Tenant shall have the exclusive use of the private elevator located in the private Hubbard Street lobby. Landlord, at its sole expense, shall modernize the private elevator (the "Elevator Modernization") in 2017 (the exact date of such Elevator Modernization to be determined by Landlord). Landlord shall provide Tenant reasonable notice prior to the commencement of the Elevator Modernization. At such time as the Elevator Modernization is underway and until completion, Tenant shall have access to the Premises through the main entrance of the Building and the elevator located therein, which Tenant hereby agrees to use during the Elevator Modernization. Tenant shall pay for the routine maintenance contract of the private elevator and for the annual inspection fees and costs associated with its annual inspection results submitted to the City of Chicago. Landlord shall pay the City's annual license renewal fee for the private elevator. Tenant shall pay $2,500 of the initial cost for any capital expenditures related to the private elevator and Landlord shall pay all costs in excess of the $2,500 paid by Tenant. The foregoing notwithstanding, Tenant shall not be responsible to pay $2,500 of the initial cost for any capital expenditures related to the Elevator Modernization or any capital expenditure prior to the completion of the Elevator Modernization. Tenant shall pay amounts due hereunder within 30 days after receipt of an invoice therefor, and such amounts shall be additional rent.
C.Tenant shall not provide any janitorial services without Landlord's written consent, which shall not be unreasonably withheld, conditioned or delayed. Any such services provided by Tenant shall be Tenant's sole risk and responsibility.
D.If there is an interruption of services which renders the Premises unusable for its intended purpose for more than five (5) consecutive business days and such interruption is a result of factors within the reasonable control of Landlord, then rent shall abate from the sixth day until such services are restored.

IX.    Use of Premises
A.The Premises shall be used for the Permitted Uses and no others. Tenant will not occupy or use, nor permit any portion of Premises to be occupied or used, for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous on account of fire, nor permit anything to be done which will render void or in any way increase the rate of fire insurance on the Building or its contents, and Tenant, shall immediately cease and desist from such use, paying all costs and expenses resulting therefrom. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor unreasonably interfere with, annoy, or disturb other tenants or Landlord in the management of the Building.
B.Tenant shall at its own cost and expense promptly obtain any and all licenses and permits necessary for any Permitted Use. Tenant shall comply with all Laws applicable to the use and its occupancy of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in Laws the Premises must be altered to lawfully accommodate Tenant's use and occupancy, such alterations shall be made only with the consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, but the entire cost shall be borne by Tenant; provided, that, the necessity of Landlord's consent shall in no way create any liability against Landlord for failure of Tenant to comply with such Laws.
C.Tenant will maintain the Premises (including all fixtures installed by Tenant, water heaters within the Premises and plate glass) in good repair, reasonable wear and tear excepted, and in a clean and healthful condition, and comply with all Laws with reference to condition, or occupancy of the Premises. Any repairs or replacements shall be with materials and workmanship of the same character, kind and quality as the original. Tenant will not, without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises. At termination of this Lease, upon its expiration or otherwise, Tenant shall deliver up the Premises with all improvements located thereon (except as herein provided) in good repair and condition, reasonable wear and tear excepted, broom clean and free of all debris.
D.Tenant shall pay upon demand as additional rent the full cost of repairing any damage to the Premises, Building or related facilities resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, servants, employees, patrons, customers, or any other person entering upon the Property as a result of Tenant's business activities or resulting from Tenant's default hereunder.
E.The current rules and regulations are described in Exhibit D. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for the safety, care, and cleanliness of the Building or the Property and copies thereof will be forwarded to Tenant. Tenant will comply fully with such rules and regulations. Notwithstanding the foregoing, Landlord shall not discriminate against Tenant in enforcing such other rules and regulations.

Tenant shall further be responsible for the compliance with such rules and regulations by Tenant's employees, servants, agents and visitors.
F.Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, asbestos, PCB's, petroleum products or derivatives or other similar substances (collectively "Hazardous Materials") on, under, or about the Premises; provided that Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as toner for copies, and the like); provided further that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises, the Building or the environment. Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Lease.
G.Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorney’s fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority. The indemnity obligations of Tenant under this clause shall survive any termination of the Lease. Any of Tenant's insurance insuring against claims of the type dealt with in this Paragraph shall be considered primary coverage for claims against the Premises arising out of or under this Paragraph.
H.Landlord hereby represents to Tenant that Landlord has not received any written notice of violations of Laws with respect to Hazardous Materials in or about the Premises which would materially affect Tenant's ordinary use of the Premises.
X.    Inspections
Landlord shall have the right to enter the Premises at any reasonable time following reasonable notice (except in the case of emergencies or to provide routine cleaning or maintenance), for the following purposes: (a) to ascertain the condition of the Premises; (b) to determine whether Tenant is diligently fulfilling Tenant's responsibilities under this Lease; (c) to clean and to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; or (d) to do any other act or thing which Landlord deems reasonable to preserve the Premises and the Building. During the last six (6) months of the Term and at any time Tenant is in default hereunder, Landlord shall have the right to enter the Premises at any reasonable time during business hours for the purpose of showing the Premises. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating and shall arrange to meet with Landlord for a joint inspection of the Premises. At such joint inspection of the Premises, Landlord and Tenant will review Landlord's standard move in/move out procedures. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord's inspection at or after Tenant vacates the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.
XI.    Assignment and Subletting
A.Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises, whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and such restrictions shall be binding upon any assignee or subtenant to which Landlord has consented. Tenant acknowledges that the Premises has unique characteristics of commercial space in River North. As such, Landlord has concerns about the types of businesses or operations, or both, in the Premises. Accordingly, Landlord has the sole discretion to approve or disapprove any proposed assignee or subtenant. In the event Tenant desires to sublet the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord within a reasonable time prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the type of business and operations the proposed subtenant or assignee will conduct in the Premises, the relevant terms of any sublease and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. In no event may Tenant sublet, nor will Landlord consent to any sublease of, all or any portion of the Premises if the rent is determined in whole or in part based upon the income or profits derived by the sublessee (other than a rent based on a fixed percentage or percentages of receipts or sales). Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" (as hereinafter defined), if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder. Tenant shall pay to Landlord, on demand, a reasonable service charge for the processing of the application for the consent and for the preparation of the consent. Such service charge shall be collectible by Landlord only where consent is granted by Landlord.
B.If Tenant is an entity other than a natural person, the ownership interests of which at the time of execution of this Lease, are held by fewer than fifty (50) persons, and if at any time during the Term persons or other entities who own at least one-third (1/3) of its ownership interests at the time of the execution of this Lease or following Landlord's consent to a transfer of such ownership interests, cease to own such ownership interests (other than as a result of transfer by bequest or inheritance), such transfer shall, at the option of Landlord, be deemed a default by Tenant under this Lease.
C.In addition to, but not in limitation of, Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice thereof within thirty (30) days following Landlord's receipt of Tenant's written notice and accompanying information as required above. If this Lease shall be terminated with respect to the entire Premises pursuant to this Paragraph, the Term shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Paragraph only a portion of the Premises, the rent during the unexpired Term shall abate proportionately. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. In the event of the recapture of a portion of the Premises by Landlord pursuant to the terms of this Paragraph, Tenant shall pay all costs associated with the separation of the recaptured premises from the portion not recaptured, including, but without limitation, the cost of all demising partitions, changes in lighting and HVAC Systems and all reasonable architectural and/or engineering fees.
D.In the event that Tenant sublets, assigns or otherwise transfers its interest in this Lease and at any time receives Excess Rent, Tenant shall pay to Landlord fifty percent (50%) of the Excess Rent as received by Tenant. Tenant shall furnish Landlord with a sworn statement, certified by an officer of Tenant or an independent certified public accountant, setting forth in detail the computation of Excess Rent, and Landlord, or its representatives, shall have access to the books, records and papers of Tenant in relation thereto, and the right to make copies thereof. If a part of the consideration for such sublease or assignment shall be payable other than in cash, the payment to Landlord shall be payable in such form as is reasonably satisfactory to Landlord. For purposes of this Paragraph, the term "Excess Rent" shall mean the excess, if any, of (i) all amounts received or to be received in the form of cash, cash equivalents, and non-cash consideration by Tenant from any assignee or sublessee over (ii) the sum of the rent payable to Landlord hereunder (or, in the case of a sublease of a portion of the Premises, the portion of the Rent which is allocable on a per square foot basis to the space sublet), plus the amount of any reasonable brokers' commissions and costs of tenant improvements incurred by Tenant in connection with such assignment or sublease, all of which shall be, in the case of a sublease, amortized over the term of the sublease for the purpose of calculating the amounts of the periodic payments due to Landlord hereunder.
E.Any assignment or subletting by Tenant pursuant to Paragraph 11A of all or any portion of the Premises, or termination of the Lease for a portion of the Premises pursuant to Paragraph 11C, shall automatically operate to terminate each and every right, option, or election, if any exist, belonging to Tenant, including by way of illustration, but not limitation, any option to expand its premises or to extend or renew the term of Tenant's lease for all or any portion of the Premises - i.e. such rights and options shall cease as to both space sublet or assigned and as to any portion of the original Premises retained by Tenant.
F.    Notwithstanding Section 11B or 11E above to the contrary, Tenant may assign this Lease or sublet all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord: (i) Tenant's Affiliate whose business and operations in the Premises will be the same as original Tenant's business and operations in the Premises; (ii) any entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (1) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; (2) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of this Lease, and (3) Tenant's business and operations in the Premises will be the same as original Tenant's business and operations in the Premises; or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets if such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of this Lease and such entity's business and operations in the Premises will be the same as original Tenant's business and operations in the Premises. Tenant shall promptly notify Landlord of any such Permitted Transfer no later than twenty (20) days prior to the date of such proposed Permitted Transfer. Upon assignment or subletting to a Permitted Transferee, the original Tenant to this Lease shall not be released of the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Uses, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least five (5) days in advance of the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any Permitted Transfer and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Permitted Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent transfers. "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Section 11F only, "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent transfer by a Permitted Transferee shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

XII. Fire and Casualty Damage
A.If the Building or Premises are rendered partially or wholly untenantable by fire or other casualty, Landlord shall deliver to Tenant a notice within sixty (60) days of such fire or other casualty setting forth the time, as reasonably determined by Landlord, required to materially restore the Building or Premises. If such damage cannot, in Landlord's reasonable estimation, be materially restored within one hundred eighty (180) days of such damage, then either party may terminate this Lease. A party shall exercise its option by written notice within fifteen (15) days of the date of Landlord's determination notice. For purposes hereof, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was then being used. If this Lease shall be terminated pursuant to this Article XII, the Term shall end on the date of the notice of termination as if that date had been originally fixed in this Lease for the expiration of the Term and, if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.
B.If this Lease is not terminated pursuant to Paragraph 12A, then Landlord shall proceed with all due diligence to repair and restore the Building or Premises, as the case may be (except that Landlord may elect not to rebuild if such damage occurs during the last year of the Term exclusive of any option which is unexercised at the date of such damage). If this Lease shall not be terminated pursuant to this Article XII and if the Premises is untenantable in whole or in part following the casualty, the rent payable during the period in which the Premises is untenantable shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances.
C.In the event that Landlord should fail to complete such repairs and material restoration within one hundred eighty (180) days after the date of such damage, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term; provided however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed. Notwithstanding the above, if Landlord delivers to Tenant a notice setting forth a new projected date for completion of the material restoration of the Premises (such notice shall be accompanied by an explanation for the revised date), then Tenant shall have fifteen (15) days thereafter to exercise its right to terminate; if Tenant does not exercise its right to terminate within such fifteen (15) day period it shall be deemed to have agreed to allow Landlord until the date set forth in Landlord's notice to materially restore the Premises and may not thereafter exercise this right to terminate unless and until Landlord has failed to materially restore by such later date.
D.In no event shall Landlord be required to rebuild, repair or replace any Alterations which may have been placed in or about the Premises by Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
E.Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises, Building or Property requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon the Lease shall end on the date of such notice as if the date of such notice were the date originally fixed in this Lease for the expiration of the Term.
F.Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire, extended coverage perils, vandalism or malicious mischief, sprinkler leakage or any other perils insured in policies of insurance covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, including any other tenants or occupants of the remainder of the Building; provided, however, that this release shall be applicable and in force and effect only to the extent that such release shall be lawful at that time and in any event only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that it will require its insurance carriers to include in its policies such a clause or endorsement.
G.In the event of any damage or destruction to the Building or Premises, Tenant shall, upon notice from Landlord, remove forthwith, at its sole cost and expense, such portion or all of the property belonging to Tenant from such portion, or all of the Building or Premises as Landlord shall request.
XIII. Liability
Landlord shall not be liable for and Tenant will indemnify and hold Landlord harmless from any loss, liability, costs and expenses, including reasonable attorney's fees, arising out of any claim of injury or damage on or about the Premises caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises, Building or Property under express or implied invitation of Tenant or arising out of Tenant's use of the Premises. Landlord shall not be liable to Tenant or Tenant's agents, employees, invitees or any person entering upon the Property in whole or in part because of Tenant's use of the Premises for any damage to persons or property due to condition or defect in the Building or its mechanical systems which may exist or occur or in Tenant's design of the Premises, and Tenant assumes all risks of damage to such persons or property. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond control of Landlord, or for any injury or damage or inconvenience, which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's willful misconduct or gross negligence. Tenant shall procure and maintain throughout the term of this Lease a policy of insurance (Commercial General Liability Coverage), in form and substance satisfactory to Landlord, at Tenant's sole cost and expense, insuring both Landlord (as an additional insured) and Tenant against all claims, demands or actions arising out of or in connection with: (a) the Premises; (b) the condition of the Premises; (c) Tenant's operations in and maintenance and use of the Premises; and (d) Tenant's liability assumed under this Lease; the limits of such policy to be in the amount of not less than $2,000,000 combined single limit for bodily injury and property damage per occurrence. Tenant shall also maintain Property insurance for the full replacement value of Tenant's personal property. Such policies shall be procured by Tenant from responsible insurance companies satisfactory to Landlord. Certified copies of such policies, together with receipt evidencing payment of the premiums, shall be delivered to Landlord prior to the Commencement Date. Not less than thirty (30) days prior to the expiration date of such policies, certified copies of renewals thereof (bearing notations evidencing the payment of the renewal premiums) shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days' written notice shall be given to Landlord before such policies may be cancelled or changed to reduce the insurance coverage provided thereby.
Subject to Paragraph 12F, except to the extent that such liability is caused by the negligence, willful or tortious act or omission of Tenant, its agents, contractors, employees, invitees, licensees, or visitors, Landlord shall defend, indemnify and hold Tenant harmless from and against all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including, but not limited to, reasonable attorneys' fees) of whatever nature suffered by third parties (excluding Tenant or any Tenant affiliates) arising from the following: (1) any willful, negligent or tortious act or omission on the part of Landlord, its agents, contractors, employees; or (2) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.
The provisions of this Section shall survive the expiration or earlier termination of this Lease.
XIV. Condemnation
A.    If any substantial part of the Building or Premises should be taken for any public or quasi-public use under Laws or by private purchase in lieu thereof (a "Taking") and the Taking would prevent or materially interfere with the use of the Building or Premises for the purpose for which it is then being used, this Lease shall terminate effective when the Taking shall occur in the same manner as if the date of such Taking were the date originally fixed in this Lease for the expiration of the Term.

B.If part of the Building or Premises shall be taken in a Taking, and this Lease is not terminated as provided in Paragraph 14A, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent, if any, as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Building and Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such Taking as is reasonably feasible under all the circumstances.
C.In the event of any such Taking, Landlord and Tenant shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that Tenant shall not be entitled to receive any award for Tenant's loss of its leasehold interest, the right to such award being hereby assigned by Tenant to Landlord.
XV.Holding Over
Tenant will, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant retains possession of the Premises or any part thereof after such termination, then Landlord may, at its option, serve written notice upon Tenant that such holding over constitutes any one of (a) creation of a tenancy at sufferance, or (b) creation of a month to month tenancy; provided, however, that the rental shall, in addition to all other sums which are to be paid by Tenant hereunder, be equal to one hundred fifty percent (150%) of the rental being paid under this Lease immediately prior to such termination. If no such notice is served, then a tenancy at sufferance shall be deemed to be created at the rent in the preceding sentence. Tenant shall also pay to Landlord all damages sustained by Landlord resulting from retention of possession by Tenant, including the loss of any proposed subsequent tenant for any portion of the Premises. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as herein set forth; nor shall receipt of any rent or any other act in apparent affirmance of the tenancy operate as a waiver of the right to terminate this Lease for a breach of any of the terms, covenants, or obligations herein on Tenant's part to be performed.
XVI.Quiet Enjoyment
Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

XVII. Events of Default.
Each of the following events shall be deemed to be an "event of default" by Tenant under this Lease:
A.Tenant shall fail to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, whether such sum be any installment of the rent herein reserved, any other amount treated as additional rent hereunder, or any other payment or reimbursement to Landlord required herein (including the Additional Security Deposit [defined below]), whether or not treated as additional rent hereunder, and such failure shall continue for a period of five (5) days after receipt of written notice from Landlord that such payment was due;
B.Tenant shall fail to comply with any term, provision or covenant of this Lease other than by failing to pay when or before due any sum of money becoming due to be paid to Landlord hereunder, and shall not cure such failure within thirty (30) days (forthwith, if the default involves a hazardous condition) after written notice thereof to Tenant, provided, however, that it shall be an immediate event of default if Tenant shall fail to provide the insurance required of Tenant under this Lease;
C.Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise;
D.The leasehold interest of Tenant shall be levied upon under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to ensure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for ten (10) days after written notice thereof to Tenant;
E.Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof;
F.A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof;

XVIII. Remedies
Upon the occurrence of an event of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
A.Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease;
B.Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event with or without process of law and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant hereby waiving any right to claim damage for such reentry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord hereunder or by operation of law;
C.Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent hereunder, and other sums due and payable by Tenant on the date of termination, plus the sum of (1) an amount equal to the then present value of the rent, including any amounts treated as additional rent hereunder, and other sums provided herein to be paid by Tenant for the residue of the Term, less the then present value of the fair rental value of the Premises for such residue (taking into account the time and expense necessary to obtain a replacement tenant or tenants, including expenses hereinafter described relating to recovery of the Premises, preparation for reletting and for reletting itself) which the parties agree shall in no event exceed sixty percent (60%) of the then present value of the rent for the period, and (2) the cost of performing any other covenants which would have otherwise been performed by Tenant;
D.1.    Upon any termination of Tenant's right to possession only without termination of the Lease, Landlord may, at Landlord's option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof as provided in Paragraph 18B, without such entry and possession terminating the Lease or releasing Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, hereunder for the full term. In any such case Tenant shall pay forthwith to Landlord, if Landlord so elects, a sum equal to the entire amount of the rent, including any amounts treated as additional rent hereunder, for the residue of the Term plus any other sums provided herein to be paid by Tenant for the remainder of the Term, to be used by Landlord as a deposit against Tenant's obligations under Subparagraph 18D(2);
2.    Landlord shall use reasonable efforts to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). Landlord and Tenant agree that Landlord shall only be required to use the same efforts Landlord then uses to lease other properties Landlord owns or manages (or if the Premises is then managed for Landlord, then Landlord will instruct such manager to use the same efforts such manager then uses to lease other space or properties which it owns or manages); provided however that Landlord (or its manager) shall not be required to give any preference or priority to the showing or leasing of the Premises over any other space that Landlord (or its manager) may be leasing or have available and may place a suitable prospective tenant in any such available space regardless of when such alternative space becomes available; provided, further, that Landlord shall not be required to observe any instruction given by Tenant about such reletting or accept any tenant offered by Tenant. In any such case, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall, upon demand, pay the cost thereof, together with Landlord's expenses of reletting, including, without limitation, any broker's commission incurred by Landlord. If the consideration collected by Landlord upon any such reletting plus any sums previously collected from Tenant are not sufficient to pay the full amount of all rent, including any amounts treated as additional rent hereunder and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating, and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), Tenant shall pay to Landlord the amount of such deficiency upon demand and Tenant agrees that Landlord may file suit to recover sums falling due under this section from time to time;
E.Landlord may, at Landlord's option, enter into and upon the Premises, with or without process of law, if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible hereunder and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage resulting therefrom and Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease; and
F.Any and all property which may be removed from the Premises by Landlord pursuant to the authority of the Lease or of law, to which Tenant is or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
In the event Tenant fails to pay any installment of rent, including any amount treated as additional rent, or other sums hereunder as and when such installment or other charge is due, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment or other charge overdue in any month and five percent (5%) each month

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thereafter until paid in full to help defray the additional cost to Landlord for processing such late payments, and such late charge shall be additional rent hereunder and the failure to pay such late charge within ten (10) days after written demand therefor shall be an additional event of default. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.
Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default. In the event either party files suit to enforce the performance of or obtain damages caused by a default under any of the terms of this Lease, the party against whom a judgment is
rendered shall pay the prevailing party's reasonable costs and attorneys' fees.    The
reasonableness of such costs and attorneys' fees shall be determined by the court. Without limiting the foregoing, Tenant hereby expressly waives any right to trial by jury.
XIX. Tenant's Bankruptcy Or Insolvency.
If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"), Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article XI, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

A.Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised, and Tenant's Representative shall have fully cured any default of Tenant under this Lease.
B.Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article III; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.
C.The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
D.Landlord shall have, or would have had absent the Debtor's Law, no right under Article XI to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
XX. Mortgages
Tenant accepts this Lease subject and subordinate to any mortgages and deed of trust now or at any time hereafter constituting a lien or charge upon the Property, or the improvements situated thereon, provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust ("Mortgagee") elects to have Tenant's interest in this Lease superior to any such instrument, then by notice to Tenant from such Mortgagee, this Lease shall be deemed superior to such lien whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any such Mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage (provided that such Mortgagee agrees to recognize this Lease and not disturb Tenant's possession of the Premises if Tenant is not in an uncured event of default) or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage, as may be the case. The foregoing notwithstanding, upon Tenant's request after Lease execution, Landlord will use its commercially reasonable efforts to cause Mortgagee to deliver to Tenant a subordination, non-disturbance and attornment agreement (the "SNDA") on Mortgagee's customary form containing provisions pursuant to which Mortgagee agrees not to terminate the Lease in the event of a foreclosure of its mortgage or deed of trust or termination of its ground lease, provided that Tenant is not in breach or default under this Lease. Tenant understands that: (i) Landlord shall not be obligated to expend funds to procure the SNDA and if any fee is required or funds must be expended, such fees shall be paid and such funds shall be expended by Tenant, and (ii) Tenant's obligations under this Lease are not conditioned on obtaining the SNDA from Mortgagee.
XXI.Mechanic's and Other Liens
Tenant shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this Lease. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises by or on behalf of Tenant on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, liability, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant will not permit any mechanic's lien or liens or any other liens which may be imposed by law affecting Landlord's or its Mortgagees' interest in the Premises or the Building to be placed upon the Premises or the Building arising out of any action or claimed action by Tenant, and in case of the filing of any such lien Tenant will promptly pay same. If any such lien shall remain in force and effect for twenty (20) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege of paying and discharging the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be paid to Landlord immediately on rendition of bill therefor. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien in good faith and with all due diligence so long as any such contest, or action taken in connection therewith, protects the interest of Landlord and Landlord's Mortgagee in the Premises, and Landlord and any such Mortgagee are, by the expiration of said twenty (20) day period, furnished such protection, and indemnification against any loss, liability, cost or expense related to any such lien and the contest thereof as are satisfactory to Landlord and any such Mortgagee.
XXII.Notices
Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth in Article I, or at such other address as it has then last specified by written notice delivered in accordance with this Article XXII, or if to Tenant at its aforesaid address and its last known registered office and, at Landlord's election, the home of a general partner or principal owner, whether or not actually accepted or received by the addressee. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this Article to the same effect as if each had received such notice.
XXIII.Substitution of Premises — Intentionally Deleted
XXIV.Certain Rights Reserved To The Landlord
The Landlord reserves and may exercise the following rights without affecting Tenant's obligations hereunder:
A.to change the name or street address of the Building;
B.to install and maintain a sign or signs on the exterior of the Building;
C.to have access for the Landlord and the other tenants of the Building to any mail chutes located on the Premises according to the rules of the United States Post Office;
D.to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises;
E.to retain at all times pass keys to the Premises;
F.to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, provided such business is in accord with applicable law;
G.to close the Building after regular working hours and on the legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and
H.to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or Building, as may be necessary or desirable for the safety, protection or preservation of the Premises or Building or the Landlord's interests, or as may be necessary or desirable in the operation of the Building.

Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of Tenant's use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant's obligations hereunder.
XXV. Miscellaneous
A.Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.
B.The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise expressly provided herein. Landlord shall have the right to assign any of its rights and obligations under this Lease and Landlord's grantee or Landlord's successor shall upon such assignment, become "Landlord" hereunder, thereby freeing and relieving the grantor or assignor of all covenants and obligations of "Landlord" hereunder; provided, however, that no successor Landlord shall be responsible for the return of any security deposit provided for pursuant to Paragraph 3B unless such successor receives the deposit. Tenant agrees to furnish promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease. Nothing herein contained shall give any other tenant in the Building of which the Premises is a part any enforceable rights either against Landlord or Tenant as a result of the covenants and obligations of either party set forth herein.
C.The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof.
D.Tenant shall at any time and from time to time within ten (10) days after written request from Landlord execute and deliver to Landlord or any prospective Landlord or Mortgagee or prospective Mortgagee a sworn and acknowledged estoppel certificate, in form reasonably satisfactory to Landlord and/or Landlord's Mortgagee or prospective Mortgagee certifying and stating as follows: (1) this Lease has not been modified or amended (or if modified or amended, setting forth such modifications or amendments); (2) this Lease (as so modified or amended) is in full force and effect (or if not in full force and effect, the reasons therefor); (3) the Tenant has no offsets or defenses to its performance of the terms and provisions of this Lease, including the payment of rent (or if there are any such defenses or offsets, specifying the same); (4) Tenant is in possession of the Premises if such be the case; (5) if an assignment of rents or leases has been served upon Tenant by a Mortgagee or prospective Mortgagee, Tenant has received such assignment and agrees to be bound by the provisions thereof; and (6) any other accurate statements reasonably required by Landlord or its Mortgagee or prospective Mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or Mortgagee and their respective successors and assigns and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate, provided that

Landlord has notified Tenant of such material misstatement in writing and given Tenant five (5) business days to revise the same to the satisfaction of any such prospective purchaser or Mortgagee and their respective successors and assigns. In addition to any other remedy Landlord may have hereunder, Landlord may, at its option, if Tenant does not deliver to Landlord an estoppel certificate as set forth above within fifteen (15) days after Tenant is requested to do so, cancel this Lease effective the last day of the then current month, without incurring any liability on account thereof, and the Term is expressly limited accordingly.
E.This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.
F.All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation, all payment obligations with respect to Taxes and Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary: (1) to repair and restore the Premises as provided herein; and (2) to discharge Tenant's obligation for unpaid Taxes, Operating Costs or other amounts due Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any security deposit held by Landlord shall be credited against the amount payable by Tenant under this Paragraph 25F.
G.If any clause, phrase, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable Laws, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other clause, phrase, provision or portion hereof, nor shall it affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such clause, phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease a clause, phrase, provision or portion as similar in terms to such invalid or unenforceable clause, phrase, provision or portion as may be possible and be valid and enforceable.
H.Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to Tenant of an executed copy hereof signed by Landlord, already having been signed by Tenant, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained herein to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the security deposit required by Paragraph 3B, the first month's rent as set forth in Paragraph 3A, and any sum owed pursuant to this Lease.
I.Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to causes of any kind whatsoever which are beyond the control of Landlord or Tenant (excluding either party's financial inability to perform).
J.If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be.
K.Each of the parties (1) represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described in Article I; and (2) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees) incurred as a result of an alleged breach of the foregoing warranty. Landlord agrees to promptly pay the broker, if any, listed in Article I.
L.Subject to Paragraph 25N below, Tenant shall, within ten (10) business days after receipt of Landlord's written request, furnish, and shall cause the Guarantor, if any, to furnish, Landlord annually a copy of their respective annual audited and, certified statements, if same are prepared, and if not, the unaudited Balance Sheet and Income Statement of Tenant or Guarantor, as the case may be, certified by a responsible financial officer of Tenant or Guarantor, respectively. Tenant agrees that Landlord may deliver a copy of such statements to its Mortgagee or a potential purchaser of Landlord's interest in the Premises, but otherwise, Landlord shall treat such statements and information contained therein as confidential.
M.Tenant, at its sole cost and expense, may install signage inside the first (1st) floor private lobby and an exterior plaque outside near the entrance of such private lobby, subject to Landlord's prior written approval in both such cases.
N.This Lease is expressly conditioned upon Speedy Cash Intermediate Holdings Corp., as Guarantor, executing a lease guaranty with respect to this Lease in the form attached hereto as Exhibit E and by this reference made apart hereof. If the net worth of Speedy Cash Intermediate Holdings Corp. is less than $50,000,000 at any time during the Term or the Renewal Term (defined below) of this Lease, as determined by its annual audited financial statements, Tenant shall provide Landlord with an additional Security Deposit in the amount of $500,000 in the form of cash or letter of credit (the "Additional Security Deposit") within ten (10) business days after receipt of written demand therefor from Landlord. Any letter of credit shall be reasonably acceptable to Landlord and shall have a term of not less than one year with an auto-renewing annual expiry date ending no earlier than forty-five days after the expiration date of the Term or the Renewal Term, as applicable, of this Lease. Landlord shall return the Additional Security Deposit to Tenant if the net worth of Speedy Cash Intermediate Holdings Corp. exceeds $50,000,000 thereafter, as determined by its annual audited financial statements, and the process described in this Paragraph shall be repeated if Speedy Cash Intermediate Holdings Corp.'s net worth is less than $50,000,000 thereafter. Tenant shall provide or cause Speedy Cash Intermediate Holdings Corp. to provide its annual audited financial statements to Landlord within ten (10) business days after receipt of Landlord's written request. The financial information provided shall remain confidential and, except for Landlord's principals, officers, affiliates, lenders, accountants, attorneys and financial advisors, Landlord shall not discuss, display or distribute copies of such, and will dispose of such in a secure manner.

XXVI.Option to Renew
Provided (a) the Lease is in full force and effect, (b) no event of default by Tenant exists at the time of notification or commencement, (c) neither the Premises nor any part thereof are being sublet (except to Permitted Transferees and parties approved by Landlord), (d) the Lease has not been assigned (except to Permitted Transferees and parties approved by Landlord), (e) Tenant or a party approved by Landlord is an occupant of the Building under this Lease and intends to continue to use the Premises itself, and (f) that both at the time of notification and commencement there has been no material adverse change in the financial condition of the Tenant or a party approved by Landlord as reasonably determined by Landlord, Tenant shall have one (1) option to renew the Lease for five (5) years (the "Renewal Term") by notice in writing delivered to Landlord not less than nine (9) months prior to the expiration of the then current term of the Lease. All of the covenants, conditions and provisions of the Lease shall be applicable to the Renewal Term, except that the Annual and Monthly Base Rent shall be adjusted to reflect the current fair market rental for the Premises as of the date the Renewal Term is to commence for a top floor premises with similar views and amenities, private entrance and private access. Landlord shall advise Tenant of the new monthly rental for the Renewal Term within thirty (30) days after a request therefor from Tenant; Landlord's notification of the new rental may include an escalation provision to provide for a change in the fair market rental between the time of notification and the commencement of the Renewal Term. In no event shall the Annual and Monthly Base Rent be subject to determination or modification by any person, entity, court or authority other than as expressly set forth herein and in no event shall the Annual and Monthly Base Rent for the Renewal Term be less than the monthly rental during the last year of the then expiring term.
I.Rights Of First Offer
As used herein the term an "Offer Space" shall mean each of the first two available spaces with each such space measuring up to 6,000 Square Feet on the seventh (71h) floor of the Building. Provided (a) the Lease is in full force and effect, (b) Tenant is not in default hereunder at the time of notification or commencement, (c) the Premises nor any part thereof have been sublet (except to Permitted Transferees and parties approved by Landlord), (d) the Lease has not been assigned (except to Permitted Transferees and parties approved by Landlord), (e) Tenant or a party approved by Landlord is an occupant of the Building under this Lease and intends to continue to use the Premises and an Offer Space itself, (f) that both at the time of notification and commencement there has been no material adverse change in the financial condition of the Tenant or a party approved by Landlord as reasonably determined by Landlord, and (g) there shall be at least forty-eight (48) months remaining in the Term (excluding any then unexercised renewal options) on the date Tenant would commence paying rent on an Offer Space, Tenant shall have, subject to the foregoing and the currently existing rights of tenants and option holders, and the right of Landlord to relocate tenants to, or renew or extend the lease with any tenant or occupant currently in, an Offer Space, two (2) options to lease an Offer Space or the portion thereof described in Landlord's notice on the same terms and conditions as Landlord then proposes to offer such portion of an Offer Space to a third party, except as otherwise provided herein. At the time Landlord proposes to offer an Offer Space or any portion thereof for lease to a third party, Landlord shall deliver to Tenant written notice of its intention along with a copy of the proposed terms. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to offer an Offer Space to Tenant that Landlord would begin marketing during the initial twenty-four (24) months after the Commencement Date and Tenant will have no right of first offer for such an Offer Space. By way of illustration, but not limitation of the preceding sentence, Landlord shall not be obligated to offer an Offer Space to Tenant if an Offer Space is available for lease on March 1, 2018 (which is one month after the initial 24-months of the Term) since Landlord would have marketed such Offer Space's availability within the initial 24-months of the Term. Tenant shall exercise its options by written notice to Landlord delivered within ten (10) days of Landlord's notice to Tenant. If Tenant exercises either of its right of first offer, it shall lease the Offer Space or the portion thereof described in Landlord's notice on the terms and conditions set forth in the lease proposal attached to Landlord's notice. If Tenant timely exercises its right of first offer an Offer Space, Landlord, at its sole cost and expense, shall ensure within a reasonable period of time after Tenant takes possession of such Offer Space that Tenant's private elevator can access the seventh (71h) floor. If Tenant fails to exercise either right of first offer as specified herein, then Landlord may thereafter offer to lease the Offer Space or the portion thereof described in Landlord's notice to third parties on such terms and conditions as Landlord finds acceptable without first offering such space to Tenant.
Rooftop Deck
Tenant may, at its sole cost and expense, and in accordance with the provisions of Article VII hereof, construct an exclusive rooftop deck in an area designated by Landlord on the south side of the Building's roof (the "Rooftop Deck"). Landlord and Tenant shall mutually agree on the plans of the Rooftop Deck prior to construction, which shall be subject to approval by the City of Chicago. Urban Innovations, Ltd. shall act as the general contractor for the construction of the Rooftop Deck. Furthermore, Landlord may require Tenant to provide Landlord with adequate security in such amounts and in such form reasonably determined by Landlord for the cost of constructing such Rooftop Deck. Tenant's option to construct the Rooftop Deck shall expire upon the earlier to occur of: (i) another tenant in the Building leasing more square feet than the Premises; and (ii) four (4) calendar years after the Commencement Date. The foregoing notwithstanding, if Tenant has properly exercised its right to construct the Rooftop Deck, Tenant shall nevertheless forfeit its right to construct the Rooftop Deck if Tenant has not obtained a building permit issued by the City of Chicago within four (4) months after timely exercising its right to construct the Rooftop Deck and/or has not completed the construction of the Rooftop Deck within three (3) months following Tenant obtaining such permit, subject to delays beyond the reasonable control of Urban Innovations, Ltd. (which will result in a day for day extension of Landlord's obligation to complete such construction). Landlord may then offer such option to another tenant or prospective tenant if Tenant fails to timely complete the construction of the Rooftop Deck as aforementioned. Tenant shall abide by all rules and regulations enacted by Landlord with respect to the Rooftop Deck. Landlord shall not impose any ADA requirements to the Rooftop Deck unless ADA compliance is mandated specifically to the Rooftop Deck by an applicable governmental authority.

XXIX. Landlord's Exculpation
It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability whatsoever against the Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by Tenant, and every person now or hereafter claiming any right or security hereunder, and that so far as Landlord, or its successors and assigns, is concerned the owner of any indebtedness or liability accruing hereunder shall look solely to Landlord's interest in the Building for the payment thereof.

Tenant:
Tiger Financial Management

Landlord:
Wells Hubbard Limited Partnership

By: Wells Hubbard L.L.C., its general partner